INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT

The Spain Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105
						July 22, 1992, as amended
						November 18, 2004
Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

      We, the undersigned The Spain Fund, Inc., herewith confirm our agreement with you as follows:
      1.	We are a closed-end, non-diversified management
investment company registered under the Investment Company Act of 1940 (the "Act").  We propose to engage in the business of investing and reinvesting our assets and the assets of The Spain
Fund C.V., of which we are the general partner, in securities
("the portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, registration statement filed with the Securities and Exchange
Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our
Board of Directors.  We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.
      2.	(a)	We hereby employ you to manage the investment and
reinvestment of the portfolio assets and the assets of The Spain
Fund C.V. as above specified, to act as our administrator and, without limiting the generality of the foregoing, to provide management and other services specified below.
            (b)	You will make decisions with respect to all
purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets and the assets of The Spain Fund C.V. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. You are permitted to utilize the services of Sub-Advisers with respect to the
management of the portfolio assets subject to your obtaining our prior, written approval before entering into any such Sub-
Advisory agreement.
            (c)	You will (i) provide us with the services of
persons competent to perform such administrative and clerical functions as are necessary to provide effective administration of our corporation, including maintaining certain books and
records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, initiating all money transfers from us to our custodians and from our account to appropriate customer accounts, and reconciling account information and balances among our custodians, registrar,
transfer and dividend disbursing agent; (ii) oversee the
performance of administrative services rendered to us by others, including our custodians, and registrar, transfer and dividend disbursing agent; (iii) provide us with adequate office space and facilities; (iv) prepare financial information for the
periodic updating of our registration statements and for our proxy statements; (v) prepare our tax returns, reports to our shareholders, and periodic reports to the Securities and
Exchange Commission; (vi) calculate the net asset value of our shares of common stock; and (vii) perform such other
administrative services for us and The Spain Fund C.V. as may be reasonably requested by us.
            (d)	You will report to our Board of Directors at each
meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally.  You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe
appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of
Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986 in respect of regulated investment companies.
            (e)	It is understood that you will from time to time
employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you; provided, that the Fund may agree to
engage and pay sub-advisers or other consultants in accordance with the requirements of the Act.  No obligation may be incurred on our behalf in any such respect.  During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers.
Such personnel may be employees of you or your affiliates.  We will pay to you or your affiliates the cost of such personnel acting as our officers and rendering the services set forth in paragraph 2(c) above, at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.
      3.	We hereby confirm that, subject to the foregoing, we
shall be responsible and hereby assume the obligation for
payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) Federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our
organizational and offering expenses, whether or not advanced by you; (f) the cost of personnel providing services to us, as
provided in paragraph 2(c) above; (g) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying our shares under applicable state
securities laws; (h) fees and expenses of listing and
maintaining the listing of our shares on any national securities exchange; (i) expenses of printing and distributing reports to shareholders; (j) costs of proxy solicitation; (k) charges and expenses of our custodians and registrar, transfer and dividend disbursing agent; (l) fees of sub-advisers; (m) expenses of organizing and maintaining a limited partnership and limited liability company in the Netherlands for the purpose of owning beneficial interests in our assets invested in Spanish securities and administrative fees of our subcustodians and
nominee; (n) compensation of our officers, Directors and
employees who do not devote any part of their time to your
affairs or the affairs of your affiliates other than us; (o)
legal and auditing expenses; (p) the cost of stock certificates representing shares of our common stock; and (q) costs of stationery and supplies.
      4.	We shall expect of you, and you will give us the
benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable
hereunder for any mistake of judgment or in any event
whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.
      5.	In consideration of the foregoing we will pay you a
monthly fee at an annualized rate of 0.85% of our average weekly net assets up to $50,000,000, an annualized rate of 0.75% of our average weekly net assets over $50,000,000 and up to
$100,000,000 and an annualized rate of 0.65% of our average
weekly net assets over $100,000,000.  For purposes of the
calculation of such fee, average weekly net assets shall be determined on the basis of the average net assets of the Fund and The Spain Fund C.V. for each weekly period (ending on
Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for us, then the calculation will be based on our net assets on the business day immediately preceding such
Friday.  Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If this agreement becomes effective after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.
      6.	This agreement shall become effective on the date
hereof and shall continue in effect until December 31, 1992 and thereafter for successive twelve-month periods (computed from each January 1) provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting
securities (as defined in the Act), and, in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement
(other than as Directors of our Corporation) provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described
herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.  Upon the effectiveness of this agreement, it shall supersede all previous agreements
between us covering the subject matter hereof.  This agreement may be terminated at any time, without the payment of any
penalty by vote of a majority of our outstanding voting
securities (as so defined), or by a vote of a majority of our entire Board of Directors on sixty days written notice to you, or by you on sixty days' written notice to us.
      7.	This agreement may not be transferred, assigned, sold
or in any manner hypothecated or pledged by you and this
agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term "transfer", "assignment" and "sale" as used in this
paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or
regulations promulgated by the Securities and Exchange
Commission thereunder.
      8.	(a) Except to the extent necessary to perform your
obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance Capital
Management Corporation, your general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.
            (b) You will notify us of any change in the general partner of your partnership within a reasonable time after such change.
            If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
						Very truly yours,

						The Spain Fund, Inc.
						By: ____________________
							Marc O. Mayer
							President


Agreed to and accepted as of the
date first set forth above.


Alliance Capital Management L.P.

By:	Alliance Capital Management
	Corporation, its General Partner



	By: ____________________
		    Mark R. Manley
          Senior Vice President &
          Deputy General Counsel